As filed with the Securities and Exchange Commission on August 20, 1997.

                                               Registration No. 33-
============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             _____________________

                                  FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                              _____________________

                                HOLOGIC, INC.
               (Exact name of registrant as specified in its charter)

         Delaware		                                     04-2902449
 ---------------------                                 ---------------
(State of Incorporation)	                (IRS Employer Identification No.)

                 590 Lincoln Street, Waltham, Massachusetts 02154
                 -------------------------------------------------
                (Address of principal executive offices) (zip code)

                Hologic, Inc. 1997 Employee Equity Incentive Plan
                -------------------------------------------------
                             (Full title of the Plan)

                          S. David Ellenbogen, Chairman
                                Hologic, Inc.
                            590 Lincoln Street
                        Waltham, Massachusetts 02154
                        ----------------------------
                   (Name and address of agent for service)

                              (617) 890-2300
            -----------------------------------------------------------
           (Telephone number, including area code, of agent for service)

                                 Copies to:
                          Lawrence M. Levy, Esquire
                         Brown, Rudnick, Freed & Gesmer
                            One Financial Center
                          Boston, Massachusetts  02111


                             CALCULATION OF REGISTRATION FEE
===================================================================================================
Title of                              Proposed maximum         Proposed maximum
securities       Amount to be        offering price per        aggregate offering        Amount
to be            registerd (1)           share (2)                 price (2)        of registration
registered                                                                               fee
==================================================================================================
Common Stock,      500,000              $21.9065                $10,953,250          $3,320
$.01 par value        (2)                 (3)

Rights to
Purchase Common
Stock (4)          500,000 rights         --                          --               --
==================================================================================================

(1)	Such presently indeterminable number of additional shares of Common
Stock and Rights are also registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in Common Stock.
(2)	To be issued pursuant to the Corporation's 1997 Employee Equity
Incentive Plan.
(3)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average high and low prices for the Corporation's
Common Stock on August 15, 1997, as reported by the Nasdaq Stock Market.
(4)	Pursuant to a Rights Agreement entered into in 1992, as amended, one right (each a "Right") is deemed to be delivered with each share of Common Stock issued by the Registrant. The Rights currently are not separately transferable apart from the Common Stock, and they are not exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the Rights.






                              PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation Of Documents by Reference.
------------------------------------------------
	The Corporation hereby incorporates by reference into this Registration Statement the following documents:

	(a)	The Corporation's Annual Report on Form 10-K for the fiscal year ended September 28, 1996.

	(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the
Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above.

	(c)	The descriptions of the Corporation's Common Stock and Rights to purchase common stock which are contained in its Registration Statements filed pursuant to Section 12 of the Exchange Act, including all amendments and reports updating such description.

	All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed hereby incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities.
----------------------------------

	Not Applicable.

Item 5.	Interests of Named Experts and Counsel.
-----------------------------------------------

	The legality of the Common Stock, and of the Rights to be issued in connection with Common Stock, to be issued pursuant to the 1997 Employee Equity Incentive Plan has been passed upon for the Corporation by Brown, Rudnick, Freed & Gesmer, One Financial Center, Boston, Massachusetts 02111.

Item 6.	Indemnification of Directors and Officers.
--------------------------------------------------

	Article 10 of the Registrant's Certificate of Incorporation eliminates the personal liability of directors of the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the full extent permitted by Delaware law. Article 11 of the Registrant's By-laws provides that the Registrant may indemnify its officers and directors to the full extent permitted by the General Corporation Law of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe this conduct was unlawful, as determined in accordance with the Delaware General Corporation Law. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits or otherwise in the defense of any claim.

	The Registrant has entered into indemnification agreements with each of its present directors. The Company may also enter into similar agreements with certain of the Company's officers who are not also directors.
Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification of directors. In addition, the Registrant maintains insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her in any such capacity, subject to certain exceptions.

Item 7.	Exemption from Registration Claimed.
-------------------------------------------

	Not Applicable.


Item 8.	Exhibits.
-----------------

	4.1      	Certificate of Incorporation of the Registrant - Filed as
           Exhibit 3.01 to the Registrant's Registration Statement on Form
           S-1 (File No. 33-33128).*

	4.2      	By-Laws of the Registrant - Filed as Exhibit 3.02 to the
           Registrant's Registration Statement on Form S-1 (File No. 33-
           33128).*

	4.3      	Specimen Certificate of Common Stock - Filed as Exhibit 4.01 to
           the Registrant's Registration Statement on Form S-1 (File No.
           33-33128).*

	4.4      	Rights Agreement dated December 22, 1992 - Filed as Exhibit 1 to
           Registrant's Registration Statement on Form 8-A filed with respect to the Rights, dated January 29, 1993.*

	4.5      	Amendment No. 1 and Amendment No. 2 to the Rights Agreement,
           dated as of December 13, 1995 and December 9, 1996, respectively
           - Filed as Exhibits 1 and 2 to Form 8-A/A amending Registrant's
           Registrant Statement on Form 8-A filed with respect to the
           Rights.*

	5        	Legal Opinion of Brown, Rudnick, Freed & Gesmer.

	23.1      Consent of Arthur Andersen LLP.

	23.2     	Consent of Brown, Rudnick, Freed & Gesmer is included in their legal opinion filed as Exhibit 5 hereof.

	24       	Power of Attorney (included on the signature page of this
           Registration Statement).

	99       	Registrant's 1997 Employee Equity Incentive Plan.
_____________

*	Not filed herewith.  In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

Item 9.  Undertakings.
----------------------

	(a)  The undersigned Registrant hereby undertakes:

	  	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

	   	(2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	   	(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                               SIGNATURES


	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Waltham, Commonwealth of Massachusetts, on the 20th day of August, 1997.

                                       				HOLOGIC, INC.


                                      				By:/s/S. David Ellenbogen
                                          --------------------------
                                           S. David Ellenbogen
				                                       Chief Executive Officer



                           POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints S. David Ellenbogen and Jay A. Stein and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

	Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                      	Title	                           Date
---------                       -----                            -----

/s/ S. David Ellenbogen	   	Director and Principal          	August 16, 1997
    --------------------
    S. David Ellenbogen	    	Executive Officer


/s/ Jay A. Stein          	Director and Technical Director  	August 16, 1997
    ------------
    Jay A. Stein


/s/ Glenn P. Muir	        	Chief Financial	                  August 16, 1997
    --------------
    Glenn P. Muir	        	Officer


/s/ Irwin Jacobs         		Director	                         August 16, 1997
    ------------
    Irwin Jacobs


/s/ William A. Peck      		Director                         	August 16, 1997
    ---------------
    William A. Peck


/s/ Gerald Segel	          	Director                        	August 16, 1997
    -------------
    Gerald Segel


/s/ Elaine Ullian         		Director                        	August 16, 1997
    -------------
    Elaine Ullian




                             INDEX TO EXHIBITS

Exhibit
                               	Sequential
Number
                               	Page Number

	4.1	     Certificate of Incorporation of the Registrant - Filed as Exhibit
          3.01 to the Registrant's Registration Statement on Form S-1 (File
          No. 33-33128).*

	4.2     	By-Laws of the Registrant - Filed as Exhibit 3.02 to the
          Registrant's Registration Statement on Form S-1 (File No. 33-
          33128).*

	4.3     	Specimen Certificate of Common Stock - Filed as Exhibit 4.01 to
          the Registrant's Registration Statement on Form S-1 (File No. 33-
          33128).*

	4.4 Rights Agreement dated December 22, 1992 - Filed as Exhibit 1 to Registrant's Registration Statement on Form 8-A filed with respect to the Rights, dated January 29, 1993.*

	4.5 Amendment No. 1 and Amendment No. 2 to the Rights Agreement, dated as of December 13, 1995 and December 9, 1996, respectively - Filed as Exhibits 1 and 2 to Form 8-A/A amending Registrant's Registrant Statement on Form 8-A filed with respect to the Rights.*

	5	      Legal Opinion of Brown, Rudnick, Freed & Gesmer.

	23.1    Consent of Arthur Andersen LLP.

	23.2   	Consent of Brown, Rudnick, Freed & Gesmer is included in their legal opinion filed as Exhibit 5 hereof.

	24     	Power of Attorney (included on the signature page of this
         Registration Statement).

	99	     Registrant's 1997 Employee Equity Incentive Plan.
______________

*	Not filed herewith.  In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.